UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 31, 2007 (May 30, 2007)

ORION ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15579	87-0348444
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

307 S. Main Pratt, Kansas 67124
(Address of Principal Executive Offices)

(620) 672-2814 Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 30, 2007, Orion Ethanol, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) between and among OEI Acquisition Sub, Inc., a Delaware corporation and the Company’s direct wholly-owned subsidiary which was formed in connection with the transactions contemplated by the Merger Agreement, and GreenHunter Energy, Inc. (“GreenHunter”), a Delaware corporation, which is a development stage company that plans to acquire and operate assets in the renewable energy sectors of wind, solar, biomass and biofuels.

Upon consummation of the merger, OEI Acquisition Sub will merge with and into GreenHunter and GreenHunter, as the surviving entity, will become a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, each outstanding common share of GreenHunter will be converted into 2.09925 shares of the Company. Additionally, each option and warrant to purchase one common share of GreenHunter will be converted into options and warrants to purchase 2.09925 shares of the Company under the same terms and provisions governing such options and warrants, respectively, to purchase the common shares of GreenHunter.

Under the Merger Agreement, the Company will designate a new series of preferred stock, “2007 Series A 8% Convertible Preferred Stock”, which will have rights, preferences and privileges that are substantially identical to the rights, preferences and privileges of the holders of GreenHunter’s preferred stock, except that the number of shares of the Company’s common stock into which each share of the new preferred stock is convertible immediately after consummation of the merger shall be equal to the number of shares of GreenHunter’s common stock into which a share of GreenHunter’s preferred stock was convertible immediately prior to the consummation of the merger multiplied by 2.09925.

Upon consummation of the merger, GreenHunter’s current stockholders will own approximately 49% of the combined company, and each share of the Company common stock will remain outstanding. Additionally, the management team of the combined companies upon consummation of the merger will be comprised partly of the Company’s management team and partly of GreenHunter’s management team. Gary C. Evans, who is currently the Chief Executive Officer (“CEO”) of both the Company and GreenHunter, will be the CEO of the combined business enterprise following the merger and the combined company will be headquartered in Grapevine, Texas.

The merger is conditioned upon, among other things, approvals by stockholders of both the Company and GreenHunter of certain corporate matters, the non-existence of any legal impediment to the merger, the absence of any material adverse effect on the Company or GreenHunter, the declaration of effectiveness of a registration statement by the Securities and Exchange Commission and any other necessary regulatory approvals. The Merger Agreement contains typical covenants pending closing of the merger and affords each party the right to terminate upon the occurrence of certain customary events.

In connection with the Merger Agreement, the parties entered into separate voting agreements with Investment Hunter LLC (the “Investment Hunter Voting Agreement”), a shareholder of Green Hunter, and SNB Associates, LLC (the “SNB Voting Agreement”), a shareholder of the Company.

A copy of the Merger Agreement is included herein as Exhibit 2.1, a copy of the Investment Hunter Voting Agreement is included herein as Exhibit 4.1, a copy of the SNB Voting Agreement is included herein as Exhibit 4.2, and a copy of the Company’s press release dated May 31, 2007 announcing the execution of the Merger Agreement (the “Press Release”) is included herein as Exhibit 99.1 Each of the Merger Agreement, the Investment Hunter Voting Agreement, the SNB Voting Agreement and the Press Release is incorporated herein by reference. The foregoing description of the Merger Agreement and the description of the Merger Agreement in the Press Release is qualified in its entirety by reference to the full text of the Merger Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 30, 2007, by and among Orion Ethanol, Inc., OEI Acquisition Sub, Inc. and GreenHunter Energy, Inc.

4.1	Voting Agreement, dated May 30, 2007, by and among Orion Ethanol, Inc., OEI Acquisition Sub, Inc., GreenHunter Energy, Inc. and Investment Hunter, LLC.

4.2	Voting Agreement, dated May 30, 2007, by and among Orion Ethanol, Inc., OEI Acquisition Sub, Inc., GreenHunter Energy, Inc. and SNB Associates, Inc.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2007

ORION ETHANOL, INC.

By:  /s/ Lane Hamm

Lane Hamm
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 30, 2007, by and among Orion Ethanol, Inc., OEI Acquisition Sub, Inc. and GreenHunter Energy, Inc.

4.1	Voting Agreement, dated May 30, 2007, by and among Orion Ethanol, Inc., OEI Acquisition Sub, Inc., GreenHunter Energy, Inc. and Investment Hunter, LLC.

4.2	Voting Agreement, dated May 30, 2007, by and among Orion Ethanol, Inc., OEI Acquisition Sub, Inc., GreenHunter Energy, Inc. and SNB Associates, Inc.

99.1	Press Release